UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report (Date of earliest event
                       reported):

                                  July 27, 2005
                    ----------------------------------------

                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its Charter)

                   Delaware                                  1-8002                                04-2209186
       (State or other jurisdiction of              (Commission File Number)            (I.R.S. Employer Identification
        incorporation or organization)                                                              Number)


              81 Wyman Street, P.O. Box 9046
                  Waltham, Massachusetts                                           02454-9046
         (Address of principal executive offices)                                  (Zip Code)

                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

         This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2005. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; dependence on customers that operate in cyclical industries; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; dependence on customers' capital spending policies and government funding policies; use and protection of intellectual property; exposure to product liability claims in excess of insurance coverage; retention of contingent liabilities from businesses that the Registrant sold; realization of future savings from new productivity initiatives; implementation of the Registrant's branding strategy; implementation of strategies for improving internal growth; the effect of exchange rate fluctuations on international operations; identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. While the Registrant may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, and, therefore, these forward-looking statements should not be relied upon as representing the Registrant's views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

         On July 27, 2005, the Registrant announced its financial results for the fiscal quarter ended July 2, 2005. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

         The information contained in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.


Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits

The following Exhibit relating to Item 2.02 shall be deemed "furnished", and not "filed":

         99.1     Press Release dated July 27, 2005.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 27th day of July, 2005.


                                        THERMO ELECTRON CORPORATION


                                        By: /s/ Peter E. Hornstra
                                        ---------------------------------------
                                            Peter E. Hornstra
                                            Corporate Controller and. Chief
                                            Accounting Officer

[THERMO ELECTRON CORPORATION LOGO]
                                                                            NEWS

FOR IMMEDIATE RELEASE
Media Contact Information:                      Investor Contact Information:

Lori Gorski                                     Kenneth J. Apicerno
Phone:       781-622-1242                       Phone:   781-622-1111
E-mail:    lori.gorski@thermo.com               E-mail:  ken.apicerno@thermo.com
           ----------------------                        -----------------------
Website:   www.thermo.com



     Thermo Electron Reports 24% Revenue Growth and Strong Operating Results
                             in Second Quarter 2005


WALTHAM, Mass., July 27, 2005 - Thermo Electron Corporation (NYSE: TMO) today reported revenues of $654 million in the second quarter of 2005, compared with $525 million in 2004 - a 24% increase. The revenue growth includes the effect of acquisitions (15%) and currency translation (2%). GAAP diluted earnings per share (EPS) were $.37 in the 2005 quarter, compared with $.54 in the year-ago period (which included a gain of $.24 from discontinued operations). GAAP operating income in 2005 decreased 10%, and GAAP operating margin was 8.1%, versus 11.2% in 2004, due to amortization and purchase accounting adjustments related to recent acquisitions.

Adjusted EPS grew 24% to $.36 in the second quarter of 2005, compared with $.29 in the year-ago quarter. Adjusted operating income increased 31% to record second quarter levels since the company's reorganization in 2000. Adjusted operating margin rose to 13.2%, versus 12.5% in 2004.

Adjusted EPS, adjusted operating income and adjusted operating margin are non-GAAP measures that exclude certain items detailed at the end of this press release under the heading, "Use of Non-GAAP Financial Measures."

Second Quarter Highlights

|X|  Revenues  grew 24%
|X|  Adjusted  EPS  increased  24%
|X|  Adjusted  operating income rose 31%
|X| Integration of recent acquisitions progressing well, adding more than $400 million in annual revenues
|X|  New-generation hybrid mass spectrometer introduced

"We had excellent performance this quarter, with considerable growth in revenues, adjusted EPS and adjusted operating income," said Marijn E. Dekkers, president and chief executive officer of Thermo Electron. "Higher demand for our products and services across the board was driven by improvement in our life sciences markets and continued strength in industrial and environmental markets.

"As we expected, Thermo is clearly gaining momentum going into the second half of 2005. The integration of the Kendro, Niton and R&P acquisitions is proceeding very well. In addition, our aggressive internal R&D efforts continue to distinguish Thermo as the technology leader, with the recent launch of our LTQ Orbitrap(TM) hybrid system hailed the most significant mass spectrometry breakthrough since the introduction of the ion trap. By extending our range of integrated solutions, we are enabling our customers to push the limits of what they can accomplish in their laboratory, manufacturing and field applications."

Mr. Dekkers added, "These results put us on track to achieve the growth goals we have set for the year. To reiterate, we expect to report adjusted EPS of $1.49 to $1.54 in 2005, an increase of 19 to 23% over last year's $1.25. We expect to report a 20 to 22% increase in revenues for the full year, in the range of $2.65 to $2.69 billion." (This adjusted EPS guidance, which is a non-GAAP measure, excludes approximately $.11 of expense per quarter from the amortization of acquisition-related intangible assets for acquisitions completed through the first half of 2005 and certain other items detailed at the end of this press release under the heading, "Use of Non-GAAP Financial Measures.")

Life and Laboratory Sciences


The Life and Laboratory Sciences segment reported a 32% revenue increase in the second quarter of 2005 to $487 million, versus $370 million in the 2004 quarter. GAAP operating income for the segment declined 8% in the 2005 quarter, and GAAP operating margin was 10.1%, versus 14.4% a year ago. Adjusted operating income grew 35% in the 2005 period, and adjusted operating margin increased to 16.0%, compared with 15.6% in 2004.

Measurement and Control


Revenues in the Measurement and Control segment grew 7% to $166 million in the second quarter of 2005, compared with $155 million a year ago. GAAP operating income for the segment decreased 3% in the 2005 quarter, and GAAP operating margin was 7.3%, compared with 8.0% last year. Adjusted operating income grew 9% in the 2005 period, and adjusted operating margin increased to 9.5%, over 9.3% in 2004.

Use of Non-GAAP Financial Measures


In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income and adjusted operating margin, which exclude restructuring and other costs/income and amortization of acquisition-related intangible assets. Adjusted EPS and adjusted operating income also exclude certain other gains and losses, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards and the impact of the resolution of significant tax audits. In addition, our adjusted EPS guidance excludes results of pending acquisitions and the impact of accounting principles not yet adopted. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the inclusion of such measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts.

Specifically:


We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities, in connection with the final phase of our overall reorganization, which we substantially completed in 2004. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

We exclude charges relating to the sale of inventories revalued at the date of acquisition, as we believe these charges are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 5 to 10 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

We also exclude certain gains/losses and related tax effects, benefits from tax credit carryforwards and the impact of the resolution of significant tax audits, which are either isolated or cannot be expected to occur again with any regularity or predictability and that we believe are not indicative of our normal operating gains and losses. We exclude gains/losses from the sale of our equity interests in Newport Corporation and Thoratec Corporation, as well as other items such as the sale of a business or real estate and the early retirement of debt. (During the quarter, we sold our remaining shares of Newport and Thoratec.)


Thermo's management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company's core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes.


The non-GAAP financial measures of Thermo's results of operations included in this press release are not meant to be considered superior to or a substitute for Thermo's results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables. Thermo's earnings guidance, however, is only provided on an adjusted basis. It is not feasible to provide GAAP EPS guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as the timing of completion of and results from pending acquisitions, the impact of accounting principles not yet adopted and decisions concerning the location and timing of facility consolidations.


Conference Call


Thermo Electron will hold its earnings conference call today, July 27, at 9:00 a.m. Eastern time. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. You may also listen to the call live on the Web by visiting http://www.thermo.com. Click on "About Thermo," then "Investors." An audio archive of the call will be available in that section of our Web site until Friday, August 26, 2005. You will also find this press release, including the accompanying reconciliation of non-GAAP financial measures, under the heading "Press Releases," and related information under the heading "Financial Reports," in the Investors section of our Web site.


About Thermo Electron


Thermo Electron Corporation is the world leader in analytical instruments. Our instrument solutions enable our customers to make the world a healthier, cleaner and safer place. Thermo's Life and Laboratory Sciences segment provides analytical instruments, scientific equipment, services and software solutions for life science, drug discovery, clinical, environmental and industrial laboratories. Thermo's Measurement and Control segment is dedicated to providing analytical instruments used in a variety of manufacturing processes and in-the-field applications, including those associated with safety and homeland security. Based near Boston, Massachusetts, Thermo has revenues of more than $2.7 billion, and employs approximately 11,000 people in 30 countries. For more information, visit www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 2005. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; dependence on customers that operate in cyclical industries; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; dependence on customers' capital spending policies and government funding policies; use and protection of intellectual property; exposure to product liability claims in excess of insurance coverage; retention of contingent liabilities from businesses we sold; realization of potential future savings from new productivity initiatives; implementation of our branding strategy; implementation of strategies for improving internal growth; the effect of exchange rate fluctuations on international operations; identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statement of Income (unaudited)
                                                                                      Three Months Ended
                                                               ---------------------------------------------------------------
                                                                        July 2, 2005                     July 3, 2004
                                                                --------------------------------------------------------------
(In thousands except per share amounts)                          Reported (a)    Adjusted (b)     Reported (a)     Adjusted (b)
------------------------------------------------------------------------------------------------------------------------------
Revenues                                                           $ 653,621       $ 653,621        $ 525,309       $ 525,309
                                                               --------------   -------------   --------------   -------------
Costs and Operating Expenses:
   Cost of revenues (c)                                              366,166         354,701          286,424         286,088
   Selling, general and administrative expenses                      173,484         173,484          140,864         140,864
   Amortization of acquisition-related intangible assets              19,109               -            5,644               -
   Research and development expenses                                  39,432          39,432           32,592          32,592
   Restructuring and other costs, net (d)                              2,216               -              815               -
                                                               --------------   -------------   --------------   -------------
                                                                     600,407         567,617          466,339         459,544
                                                               --------------   -------------   --------------   -------------

Operating Income                                                      53,214          86,004           58,970          65,765
Interest Income                                                        2,591           2,591            1,666           1,666
Interest Expense                                                      (7,287)         (7,287)          (2,694)         (2,694)
Other Income, Net (e)                                                 30,200           2,606           11,695           3,702
                                                               --------------   -------------   --------------   -------------

Income from Continuing Operations Before Income Taxes                 78,718          83,914           69,637          68,439
Provision for Income Taxes (f)                                       (21,958)        (25,120)         (19,058)        (19,843)
                                                               --------------   -------------   --------------   -------------

Income from Continuing Operations                                     56,760          58,794           50,579          48,596
Income from Discontinued Operations (includes income tax
  benefit of $36,927 in 2004)                                              -               -           40,501               -
Gain on Disposal of Discontinued Operations (net of income tax
  provision of $2,034 in 2005)                                         3,463               -                -               -
                                                               --------------   -------------   --------------   -------------

Net Income                                                         $  60,223       $  58,794        $  91,080       $  48,596
                                                               ==============   =============   ==============   =============
Earnings per Share from Continuing Operations:
    Basic                                                          $     .35                        $     .31
                                                               ==============                   ==============
    Diluted                                                        $     .35                        $     .30
                                                               ==============                   ==============

Earnings per Share:
    Basic                                                          $     .37                        $     .55
                                                               ==============                   ==============
    Diluted                                                        $     .37       $     .36        $     .54       $      .29
                                                               ==============   =============   ==============   =============
Weighted Average Shares:
    Basic                                                            161,255                          165,571
                                                               ==============                   ==============
    Diluted                                                          164,658         164,658          170,521         170,521
                                                               ==============   =============   ==============   =============


(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b) Adjusted results are non-GAAP measures and exclude charges to cost of revenues (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items (note f) and results of discontinued operations.
(c) Reported results in 2005 include $11,465 of charges for the sale of inventories revalued at the date of acquisition. Reported results in 2004 include $275 of charges for accelerated depreciation on manufacturing equipment being abandoned due to facility consolidations and $61 of charges for the sale of inventories revalued at the date of acquisition.
(d) Reported results in 2005 include restructuring and other items consisting principally of severance and abandoned facility and other expenses of real estate consolidation, net of a gain on the sale of a building. Reported results in 2004 include restructuring and other items consisting principally of severance, abandoned facility and other expenses of real estate consolidation, gain on the sale of a business and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure.
(e) Reported results include $27,594 and $7,993 of net gains from the sale of shares of Newport Corporation and Thoratec Corporation in 2005 and Thoratec Corporation in 2004, respectively.
(f) Adjusted provision for income taxes excludes $3,162 of incremental tax benefit and $115 of incremental tax provision in 2005 and 2004, respectively, for the items in (b) through (e) and $900 in 2004 of tax benefit resulting from a reorganization of the company's subsidiary structure in Europe.

Segment Data (g)(h)(i)(l)                                                                            Three Months Ended
                                                                                                ------------------------------
(In thousands except percentage amounts)                                                          July 2, 2005    July 3, 2004
------------------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences
  Revenues                                                                                          $ 487,462       $ 369,823
                                                                                                --------------   -------------

  GAAP Operating Income                                                                                49,075          53,311
  Cost of Revenue Charges (j)                                                                          11,232             275
  Restructuring and Other Items (k)                                                                      (160)           (779)
  Amortization of Acquisition-related Intangible Assets                                                17,773           4,963
                                                                                                --------------   -------------

  Adjusted Operating Income                                                                         $  77,920       $  57,770
                                                                                                --------------   -------------

  GAAP Operating Margin                                                                                 10.1%           14.4%
  Adjusted Operating Margin                                                                             16.0%           15.6%

Measurement and Control
  Revenues                                                                                          $ 166,159       $ 155,486
                                                                                                --------------   -------------

  GAAP Operating Income                                                                                12,093          12,415
  Cost of Revenue Charges (j)                                                                             233              61
  Restructuring and Other Items (k)                                                                     2,168           1,299
  Amortization of Acquisition-related Intangible Assets                                                 1,335             681
                                                                                                --------------   -------------

  Adjusted Operating Income                                                                         $  15,829       $  14,456
                                                                                                --------------   -------------

  GAAP Operating Margin                                                                                  7.3%            8.0%
  Adjusted Operating Margin                                                                              9.5%            9.3%


Consolidated (including Corporate Costs)
  Revenues                                                                                          $ 653,621       $ 525,309
                                                                                                --------------   -------------

  GAAP Operating Income                                                                                53,214          58,970
  Cost of Revenue Charges (j)                                                                          11,465             336
  Restructuring and Other Items (k)                                                                     2,216             815
  Amortization of Acquisition-related Intangible Assets                                                19,109           5,644
                                                                                                --------------   -------------

  Adjusted Operating Income                                                                         $  86,004       $  65,765
                                                                                                --------------   -------------

  GAAP Operating Margin                                                                                  8.1%           11.2%
  Adjusted Operating Margin                                                                             13.2%           12.5%


(g) GAAP operating income and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(h) Adjusted operating income and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(i) Depreciation expense in 2005 was $7,764 at Life and Laboratory Sciences, $2,045 at Measurement and Control and $10,760 Consolidated. Depreciation expense in 2004 was $7,446 at Life and Laboratory Sciences, $2,621 at Measurement and Control and $10,782 Consolidated.
(j)  Includes items described in note (c).
(k)  Includes items described in note (d).
(l)  Book-to-bill ratio was 1.04 in the second quarter of 2005.

Consolidated Statement of Income (unaudited)
                                                                                       Six Months Ended
                                                               ---------------------------------------------------------------
                                                                        July 2, 2005                     July 3, 2004
                                                               ---------------------------------------------------------------
(In thousands except per share amounts)                          Reported (a)    Adjusted (b)     Reported (a)    Adjusted (b)
------------------------------------------------------------------------------------------------------------------------------
Revenues                                                         $ 1,212,829     $ 1,212,829      $ 1,050,341     $ 1,050,341
                                                               --------------   -------------   --------------   -------------
Costs and Operating Expenses:
   Cost of revenues (c)                                              666,140         654,675          570,596         567,852
   Selling, general and administrative expenses                      329,571         329,571          287,617         287,617
   Amortization of acquisition-related intangible assets              26,523               -            9,450               -
   Research and development expenses                                  75,760          75,760           66,861          66,861
   Restructuring and other costs, net (d)                              1,945               -            3,973               -
                                                               --------------   -------------   --------------   -------------

                                                                   1,099,939       1,060,006          938,497         922,330
                                                               --------------   -------------   --------------   -------------

Operating Income                                                     112,890         152,823          111,844         128,011
Interest Income                                                        5,927           5,927            3,586           3,586
Interest Expense                                                     (10,442)        (10,442)          (5,423)         (5,423)
Other Income, Net (e)                                                 33,323           5,729           15,106           5,492
                                                               --------------   -------------   --------------   -------------

Income from Continuing Operations Before Income Taxes                141,698         154,037          125,113         131,666
Provision for Income Taxes (f)                                       (39,355)        (44,771)         (34,869)        (37,907)
                                                               --------------   -------------   --------------   -------------

Income from Continuing Operations                                    102,343         109,266           90,244          93,759
Income from Discontinued Operations (includes income tax
  benefit of $35,780 in 2004)                                              -               -           43,958               -
Gain on Disposal of Discontinued Operations (net of income tax
  provision of $4,272 in 2005)                                         6,736               -                -               -
                                                               --------------   -------------   --------------   -------------

Net Income                                                       $   109,079     $   109,266      $   134,202     $   93,759
                                                               ==============   =============   ==============   =============

Earnings per Share from Continuing Operations:
    Basic                                                        $       .64                      $       .55
                                                               ==============                   ==============
    Diluted                                                      $       .63                      $       .53
                                                               ==============                   ==============
Earnings per Share:
    Basic                                                        $       .68                      $       .81
                                                              ==============                   ==============
    Diluted                                                      $       .67     $       .67      $       .79     $       .56
                                                              ==============   =============   ==============    =============

Weighted Average Shares:
    Basic                                                            161,106                          165,389
                                                              ==============                   ==============
    Diluted                                                          164,694         164,694          170,258         170,258
                                                              ==============   =============   ==============    =============


(a) Reported results were determined in accordance with U.S. generally accepted accounting principles (GAAP).
(b) Adjusted results are non-GAAP measures and exclude charges to cost of revenues (note c), amortization of acquisition-related intangible assets, restructuring and other costs/income (note d), certain other income/expense (note e), the tax consequences of these items (note f) and results of discontinued operations.
(c) Reported results in 2005 and 2004 include $11,465 and $2,744, respectively, of charges primarily for the sale of inventories revalued at the date of acquisition.
(d) Reported results in 2005 include restructuring and other items consisting principally of severance, abandoned facility and other expenses of real estate consolidation and net gains on the sale of buildings. Reported results in 2004 include restructuring and other items consisting principally of severance, abandoned facility and other expenses of real estate consolidation, gain on the sale of a business and legal/advisory fees associated with a reorganization of the company's non-U.S. subsidiary structure.
(e) Reported results include $27,594 and $9,614 of net gains from the sale of shares of Newport Corporation and Thoratec Corporation in 2005 and Thoratec Corporation in 2004, respectively.
(f) Adjusted provision for income taxes excludes $5,416 and $2,138 of incremental tax benefit in 2005 and 2004, respectively, for the items in
     (b) through (e) and $900 in 2004 of tax benefit resulting from a reorganization of the company's subsidiary structure in Europe.

Segment Data (g)(h)(i)                                                                                Six Months Ended
                                                                                                ------------------------------
(In thousands except percentage amounts)                                                          July 2, 2005     July 3, 2004
------------------------------------------------------------------------------------------------------------------------------
Life and Laboratory Sciences
  Revenues                                                                                        $   880,767     $   735,289
                                                                                                --------------   -------------

  GAAP Operating Income                                                                               100,905         100,128
  Cost of Revenue Charges (j)                                                                          11,232           2,621
  Restructuring and Other Items (k)                                                                    (1,894)            642
  Amortization of Acquisition-related Intangible Assets                                                24,387           8,106
                                                                                                --------------   -------------
  Adjusted Operating Income                                                                       $   134,630     $   111,497
                                                                                                --------------   -------------

  GAAP Operating Margin                                                                                 11.5%           13.6%
  Adjusted Operating Margin                                                                             15.3%           15.2%

Measurement and Control
  Revenues                                                                                        $   332,062     $   315,052
                                                                                                --------------   -------------

  GAAP Operating Income                                                                                30,453          26,598
  Cost of Revenue Charges (j)                                                                             233             123
  Restructuring and Other Items (k)                                                                     3,202           2,521
  Amortization of Acquisition-related Intangible Assets                                                 2,134           1,343
                                                                                                --------------   -------------
  Adjusted Operating Income                                                                       $    36,022     $    30,585
                                                                                                --------------   -------------

  GAAP Operating Margin                                                                                  9.2%            8.4%
  Adjusted Operating Margin                                                                             10.8%            9.7%


Consolidated (including Corporate Costs)
  Revenues                                                                                        $ 1,212,829     $ 1,050,341
                                                                                                 --------------   -------------

  GAAP Operating Income                                                                               112,890         111,844
  Cost of Revenue Charges (j)                                                                          11,465           2,744
  Restructuring and Other Items (k)                                                                     1,945           3,973
  Amortization of Acquisition-related Intangible Assets                                                26,523           9,450
                                                                                                --------------   -------------
  Adjusted Operating Income                                                                       $   152,823     $   128,011
                                                                                                --------------   -------------

  GAAP Operating Margin                                                                                  9.3%           10.6%
  Adjusted Operating Margin                                                                             12.6%           12.2%


(g) GAAP operating income and GAAP operating margin were determined in accordance with U.S. generally accepted accounting principles.
(h) Adjusted operating income and adjusted operating margin are non-GAAP measures and exclude the items in notes (c) and (d) and amortization of acquisition-related intangible assets.
(i) Depreciation expense in 2005 was $14,543 at Life and Laboratory Sciences, $4,461 at Measurement and Control and $20,912 Consolidated. Depreciation expense in 2004 was $14,981 at Life and Laboratory Sciences, $5,078 at Measurement and Control and $21,660 Consolidated.
(j)  Includes items  described in note (c).
(k) Includes items described in note (d).

Condensed Consolidated Balance Sheet (unaudited)

(In thousands)                                                            July 2, 2005      Dec. 31, 2004
------------------------------------------------------------------------------------------------------------
Current Assets:
  Cash and cash equivalents                                                 $   159,744     $   326,886
  Short-term available-for-sale investments                                      11,061         185,369
  Accounts receivable, net                                                      512,648         469,553
  Inventories                                                                   399,699         336,711
  Other current assets                                                          154,443         151,135
                                                                          --------------  --------------
                                                                              1,237,595       1,469,654
                                                                          --------------  --------------
Property, Plant and Equipment, Net                                              294,520         261,041
                                                                          --------------  --------------
Acquisition-related Intangible Assets                                           490,638         158,577
                                                                          --------------  --------------
Other Assets                                                                    164,300         174,428
                                                                          --------------  --------------
Goodwill                                                                      1,947,321       1,513,025
                                                                          --------------  --------------
                                                                            $ 4,134,374     $ 3,576,725
                                                                          ==============  ==============
Current Liabilities:
  Short-term obligations and current maturities of long-term obligations    $   228,259     $    15,017
  Other current liabilities                                                     521,892         521,159
  Current liabilities of discontinued operations                                 37,394          42,552
                                                                          --------------  --------------
                                                                                787,545         578,728
                                                                          --------------  --------------
Long-term Deferred Income Taxes and Other Long-term Liabilities                 180,838         106,377
                                                                          --------------  --------------
Long-term Obligations:
  Senior notes                                                                  383,771         135,232
  Subordinated convertible obligations                                           77,234          77,234
  Other                                                                          11,932          13,604
                                                                          --------------  --------------
                                                                                472,937         226,070
                                                                          --------------  --------------
Total Shareholders' Equity                                                    2,693,054       2,665,550
                                                                          --------------  --------------
                                                                            $ 4,134,374     $ 3,576,725
                                                                          ==============  ==============